UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Advisors Series Trust
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ActivePassive Small/Mid Cap Value Fund

Advisors Series Trust
615 E Michigan Street
Milwaukee, WI 53202

____________________________
INFORMATION STATEMENT

This Information Statement is being mailed on or about February 27, 2009 to shareholders of record as of February 20, 2009 (the “Record Date”).  The Information Statement is being provided to shareholders of the ActivePassive Small/Mid Cap Value Fund (the “Fund”), a series of Advisors Series Trust, 615 E. Michigan St. Milwaukee, WI 53202 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “SEC order”) that the Trust and the advisor to the Fund, FundQuest Incorporated (“FundQuest” or the “Advisor”), received from the Securities and Exchange Commission (the “SEC”).  Under the SEC order, the Advisor may, subject to the Trust’s Board of Trustee’s (the “Board”) approval, enter into or materially amend sub-advisory agreements without approval of the Fund’s shareholders, provided that an Information Statement is sent to shareholders of the Fund. The Board reviews the sub-advisory agreements annually.

This Information Statement is being sent to the shareholders of the Fund to provide them with information about a new investment sub-advisory agreement with Riazzi Asset Management, LLC (“Riazzi”), a new sub-advisor for the Fund effective January 1, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing this Information Statement. One Information Statement will be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO ACTIVEPASSIVE FUNDS, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201 OR CALLING 1-877-273-8635.

THE ADVISOR AND ITS ADVISORY AGREEMENT

FundQuest Incorporated, located at One Winthrop Square, Boston, MA 02110, serves as investment advisor to the following nine funds (collectively referred to as the “Funds”), all of which are series of the Trust:

ActivePassive Emerging Markets Equity Fund
ActivePassive Global Bond Fund
ActivePassive Intermediate Municipal Bond Fund
ActivePassive Intermediate Taxable Bond Fund
ActivePassive International Equity Fund
ActivePassive Large Cap Growth Fund
ActivePassive Large Cap Value Fund
ActivePassive Small/Mid Cap Growth Fund
ActivePassive Small/Mid Cap Value Fund

The Advisor entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated December 24, 2007, to serve as the Investment Advisor to the Funds. The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on December 31, 2007.  The Advisory Agreement continues in effect for an initial period of two years, and subsequently from year to year only if such continuance is specifically approved at least annually by the Board or by vote of a majority of a Fund’s outstanding voting securities and, in either case, by a majority of trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement. The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Advisor, and by the Advisor upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  The Advisory Agreement provides that the Advisor, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder. As compensation for its services, the Advisor receives a management fee from each of the Funds based on the net assets of each Fund and, from this management fee, the Advisor pays sub-advisors a sub-advisory fee. The Advisor currently utilizes eight (8) sub-advisors, not all of which are currently active in managing one or more of the Funds. Under the Advisory Agreement, the Advisor monitors the performance of sub-advisors on an ongoing basis. Factors it considers with respect to each sub-advisor include, among others:

•	the qualifications of the sub-advisor’s investment personnel,
•	the sub-advisor’s investment philosophy and process, and
•	the sub-advisor’s long-term performance results.

The Advisor considers these collectively as “the “Sub-advisor Factors.”  Each sub-advisor serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-advisor manages the portion of the investment portfolio allocated to it by the Advisor, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

Riazzi began serving as the sub-advisor to the Fund on January 1, 2009.  The prior sub-advisor, Transamerica Investment Management, LLC (“TIM”), served as the sub-advisor to the Fund from December 31, 2007 through December 31, 2008.  In October 2008, TIM notified the Advisor that changes to the portfolio management team responsible for managing a portion of the Fund’s assets would soon be occurring.  In particular, the Advisor learned that the portfolio manager responsible for the day-to-day management of the Fund and two analysts at TIM were leaving that firm to join Riazzi.  As a result, the Advisor decided to terminate the investment sub-advisory agreement with TIM, effective December 31, 2008, and recommend Riazzi as the new sub-advisor to the ActivePassive Small/Mid Cap Value Fund.

At a regular meeting of the Trust’s Board held on December 11, 2008, the Board, including the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) (“Independent Trustees”), unanimously approved a new Sub-advisory Agreement with Riazzi for the ActivePassive Small/Mid Cap Value Fund.  The terms and conditions of the new Sub-advisory Agreement with Riazzi are identical to the terms and conditions of the previous Sub-advisory Agreement with TIM, which the Board last reviewed and approved at its Board meeting held on December 12, 2007.  The fees payable to Riazzi under its Sub-advisory Agreement do not result in an increase in the Fund’s advisory fee levels previously approved by the Fund’s initial shareholders, as set forth herein.

In approving the Sub-advisory Agreement, the Board considered the overall fairness of the Sub-advisory Agreement and whether the agreement was in the best interest of the Fund. The Board further considered factors it deemed relevant with respect to the Fund, including, as applicable: (1) the nature, quality and extent of the services provided or to be provided by the sub-advisor to the Fund (including the fact that the person primarily responsible for the day-to-day management of the Fund was not expected to ultimately change); (2) the investment  performance of the Fund and its sub-advisor; (3) the costs of the services to be provided and profits to be realized by the sub-advisor and its affiliates from the sub-advisor’s relationship with the Fund; (4) the extent to which economies of scale will be realized as the Fund grows and whether fee levels reflect those economies of scale for the benefit of Fund investors; and (5) comparative services rendered and comparative advisory and sub-advisory fee rates. In considering the Sub-advisory Agreement, no single factor was determinative of the Board’s decision to approve the Sub-advisory Agreement; rather, the Board based their determination on the total mix of information available to them.  In addition to the foregoing factors, the Board also discussed whether there were other benefits received by the Advisor, the sub-advisor, or their affiliates, from the sub-advisor’s relationship with the Fund. The Board concluded that any fall-out benefits resulting from the engagement of the sub-advisors were such that they did not impact the Board’s conclusion that the proposed sub-advisory fees were reasonable.

The Board noted that Riazzi’s fees would continue to be paid entirely by the Advisor so that no additional expenses would be borne by shareholders for the engagement of Riazzi.  The Board considered the scope and quality of services to be provided by the sub-advisor, including the fact that the sub-advisor pays the costs of all necessary investment and management facilities necessary for the efficient conduct of its services. The Board also considered the qualifications and experience of the portfolio managers responsible for managing the sub-advisor’s portion of the Fund.  The Board further considered comparative fees and performance data of other comparable portfolios managed by the sub-advisor. Based on these considerations, the Board was satisfied, with respect to Riazzi and the Fund that (1) the Fund was reasonably likely to benefit from the nature, quality and extent of the sub-advisor’s services and (2) the sub-advisor’s compensation is fair and reasonable.  The Board was also assisted by the advice of independent counsel in making this determination.  Based on the foregoing, the Board, including the Independent Trustees, unanimously approved the Sub-advisory Agreement with Riazzi.  As a result of the Board’s determination, Riazzi became a sub-advisor to the ActivePassive Small/Mid Cap Value Fund effective January 1, 2009.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENT WITH RIAZZI

The terms and conditions of the new Sub-advisory Agreement with Riazzi are identical to the terms and conditions of the prior Sub-advisory Agreement with TIM.  Under the new Sub-advisory Agreement with Riazzi as under the prior Sub-advisory Agreement, Riazzi will, subject to the direction and control of the Advisor and the Board of Trustees and in accordance with the investment objective and policies of the ActivePassive Small/Mid Cap Value Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  As with the prior Sub-advisory Agreement, the new Sub-advisory Agreement provides that it will remain in effect for its initial two-year term and thereafter so long as the Board of Trustees or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The new Sub-advisory Agreement, as with the prior Sub-advisory Agreement with TIM, also can be terminated at any time, without the payment of any penalty, by the Board, the Advisor, Riazzi, or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  Similarly to the prior Sub-advisory Agreement, the new Sub-advisory Agreement terminates automatically in the event of an assignment.

Under the new Sub-advisory Agreement, as under the prior Sub-advisory Agreement with TIM, Riazzi’s fees are based on the assets that Riazzi is responsible for managing.  Under both the prior and new Sub-advisory Agreements, the sub-advisory fee is paid by the Advisor out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fees Riazzi receives are included in the Advisor’s advisory fees set forth below.  For its services under the investment advisory agreement with the Trust, the Advisor receives an advisory fee from the Fund, computed daily and payable monthly, in accordance with the following schedule:

ActivePassive Small/Mid Cap Value Fund
Fees received by Advisor from Fund	0.80% of average net assets
Fees received by Riazzi from Advisor	0.45% of average net assets managed

The Advisor has contractually committed indefinitely to waive its advisory fees or reimburse Fund expenses to the extent necessary to maintain the net operating expense ratio, excluding acquired fund fees and expenses, interest, taxes and extraordinary expenses, of the ActivePassive Small/Mid Cap Value Fund at 1.40%.

INFORMATION REGARDING RIAZZI

As the sub-advisor to the Fund, Riazzi seeks to achieve the ActivePassive Small/Mid Cap Value Fund’s investment objective of long-term capital appreciation by investing, under normal conditions, at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of small and medium capitalization U.S. companies or in mutual funds or ETFs that invest primarily in those equity securities. The Fund defines small and medium capitalization stocks as stocks of those companies represented by the Russell 2000® Value Index and the Russell Midcap® Value Index respectively.  As of the most recent reconstitution, companies in the Russell 2000® Value Index and the Russell Midcap® Value Index have market capitalizations ranging from $167 million to $3 billion and from $1 billion to $19 billion respectively.  The Fund’s investments in equity securities may include direct investments in common stocks, preferred stocks, convertible securities of companies that we believe have intrinsic value, and actively managed mutual funds, as well as passive investments in similar types of securities through ETFs and mutual funds.  The securities held by underlying ETFs and mutual funds may or may not be companies listed in the Russell 2000® Value and the Russell Midcap® Value Indices.

Riazzi, located at 2331 Far Hills Avenue, Suite 200, Dayton, Ohio 45419, is a registered investment advisor under the Investment Advisers Act of 1940 that has provided investment advisory services to high net worth individuals, pension and profit sharing plans, charitable organizations and investment companies since 2007.  The Chief Executive Officer of Riazzi is John C. Riazzi, and he and Michelle Stevens share ownership and control of Riazzi.

Riazzi’s portion of the ActivePassive Small/Mid Cap Value Fund is managed by Ms. Michelle Stevens, CFA.  Ms. Stevens is a Principal, Portfolio Manager, and the Chief Investment Officer of Riazzi.   She previously served as Principal, Managing Director and Value Equity Chief Investment Officer at Transamerica Investment Management, LLC and has 15 years of industry experience.  Ms. Stevens has managed mutual funds, sub-advised funds and institutional separate accounts in the Small and Small/Mid (SMID) Value Equity disciplines.  Prior to joining Transamerica Investment Management, LLC in 2001, Ms. Stevens served as Vice President and Director of Small, Mid, and Flex Cap investing for Dean Investment Associates.  She holds an M.B.A. from the University of Cincinnati and received her B.A. in Economics from Wittenberg University.  Ms. Stevens has earned the right to use the Chartered Financial Analyst designation.

Other Investment Companies Advised or Sub-Advised by Riazzi.  Riazzi currently acts as advisor to the following registered investment company having similar investment objectives and policies to those of the ActivePassive Small/Mid Cap Value Fund. The table below also states the approximate size of the fund as of January 31, 2009, the current advisory fee rate for the fund as a percentage of average daily net assets and any applicable fee waivers or expense reimbursements.

Fund	Net Assets as of January 31, 2009	Advisory Fee Rate	Applicable Fee Waiver or Expense Reimbursement
RAM Small/Mid Cap Fund, a series of RAM Funds	$334 million	0.85%
Riazzi has agreed for a period of 3 years from the Fund’s commencement of operations to reduce its investment advisory fees and to absorb Fund expenses to the extent necessary to limit annual ordinary operating expenses (excluding brokerage costs, taxes, interest, costs to organize the Funds, Acquired Fund Fees and Expenses and extraordinary expenses) to 1.30% of the average daily net assets of the Fund’s Class A shares.

BROKERAGE COMMISSIONS
For the fiscal year ended October 31, 2008, the Fund did not pay brokerage commissions to any affiliated broker.

ADDITIONAL INFORMATION ABOUT THE FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, a subsidiary of U.S. Bancorp, located at 615 East Michigan, 4th Floor, Milwaukee, WI 53202, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent semiannual report is available on request, without charge, by writing to the ActivePassive Funds c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701or calling 1-877-273-8635.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding Class A shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parents are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the ActivePassive Small/Mid Cap Value Fund:

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
SMH USD NO 1 Gerald Philibert Treasury Dept 5 Avenue Kleber Paris France 75116	BNP Paribas	France	87.30%	Record
National Financial Services LLC FBO Customers 200 Liberty Street New York, NY 10281	N/A	N/A	12.57%	Record

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The ActivePassive Funds are not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Fund in writing at ActivePassive Funds c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or calling 1-877-273-8635.